Exhibit 3a

Insurance Division

ARTICLES OF INCORPORATION

OF

EAGLE LIFE INSURANCE COMPANY

TO THE SECRETARY OF STATE

OF THE STATE OF IOWA:

Pursuant to Section 202 of the Iowa Business Corporation Act, Chapter 490, Code of Iowa (2007) the undersigned adopts and submits the following Articles of Incorporation:

ARTICLE I

NAME

The name of this Corporation is Eagle Life Insurance Company.

ARTICLE II

INCORPORATOR

The name and address of the incorporator of this Corporation is D. J. Noble, 5000 Westown Parkway, West Des Moines, Iowa 50266.

ARTICLE III

PLACE OF BUSINESS AND REGISTERED OFFICE

The location of the principal executive office of the corporation is:

5000 Westown Parkway

West Des Moines, Iowa 50266

The street address of the initial registered office in Iowa and the name of its initial registered agent at that office is:

Debra J. Richardson

5000 Westown Parkway

West Des Moines, Iowa 50266

ARTICLE IV

PURPOSES

The purposes of this Corporation shall be:

(1)	To insure the lives of persons on the stock legal reserve plan.
(2)

To insure all risks and issue all forms of policies, contracts and forms, both participating and non-participating, which may be authorized by Title XIII, Subtitle 1, Code of Iowa (2007) including without limitation, ordinary life, limited payment life, variable life, endowment policies, fixed and variable annuities, accident policies, accident and health policies, hospital and medical expense policies, long-term care policies, group accident and health policies and noncancellable accident and health policies, and all acts amendatory thereof or additional thereto, for a life insurance company.

(3)

To insure persons against physical disability or death caused by accident or disease, and to issue such life contracts either independently or in conjunction with life insurance policies as may be determined by the Board of Directors.

(4)	To reinsure any part of its risk on the types of insurance policies it issues.
(5)

To transact and engage in any and all lawful business for which corporations may be organized under the Iowa Business Corporation Act which, directly or indirectly, arises therefrom, is incidental thereto, is associated therewith, is in furtherance thereof, or which facilitates the foregoing.

ARTICLE V

CAPITAL STOCK

The total number of shares that may be issued by this Corporation is 30,000,000 shares of which 5,000,000 shares of the par value of $1 per share shall be designated Series Preferred Stock and 25,000,000 shares of the par value of $1 per share shall be designated common stock.

A.

Common Shares. Each holder of the common stock shall have one vote for each share of common stock held by him. Subject to the rights of the holders of any outstanding Series Preferred Stock, the holders of the common shares shall be entitled to receive dividends from the remaining surplus of the Corporation, when and as such dividends shall be declared by the Board of Directors. Subject to the rights of the holders of any outstanding Series Preferred Stock, upon the dissolution of the Corporation or upon its liquidation otherwise, or upon any distribution of its assets by way of return of capital, the holders of common shares shall be entitled to receive and be paid all the remaining assets of the Corporation.

B.	Series Preferred Shares. The following is (i) a statement of the designations, voting powers, preferences and rights and the qualifications, limitations or restrictions of the

Series Preferred Stock except as the designations, voting powers, preferences and rights and qualifications, limitations or restrictions thereof of any series of Series Preferred Stock may be stated and expressed in a resolution or resolutions providing for the issuance of such series pursuant to authority herein expressly vested in the Board of Directors of the Corporation; and (ii) a statement of the authority referred to above expressly vested in the Board of Directors.

(1)

The Series Preferred Stock may be issued from time to time in one or more series of any number of shares; provided that the aggregate number of shares outstanding of all such series shall not exceed the total number of shares of Series Preferred Stock authorized by this Article V. Each series of Series Preferred Stock shall be distinctively designated. Except as otherwise provided by the resolutions creating the series of Series Preferred Stock, all series of Series Preferred Stock shall rank equally and be identical in all respects.

(2)

Except as otherwise provided by the resolutions creating any series of Series Preferred Stock, holders of such Series Preferred Stock shall not have any right to vote for election of directors or on any other matter or any right to notice of any meeting of stockholders.

(3)

In the event of any complete, or substantially complete, voluntary or involuntary, liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to the holders of the Common Stock, if one or more series of Series Preferred Stock has been created as authorized in this Article V, all of the assets of the Corporation shall be paid and distributed among the shareholders of the Corporation as provided in the resolution or resolutions creating such series.

Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger of any corporation into the Corporation, nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed a liquidation, dissolution or winding up of the Corporation for the purposes of this subsection (3).

(4)

Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of Series Preferred Stock of any series and to state and express, in the resolution or resolutions creating and providing for the issue of shares of any series, the designations, voting powers, if any, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof of such series to the full extent now or hereafter permitted by the laws of the State of Iowa in respect of the matters set forth in the following clauses (a) through (h), inclusive.

(a)

The designation of the series and the number of shares which shall constitute such series, which number may be altered from time to time by like action of the Board of Directors in respect of shares then unissued.

(b)

The annual dividend rate on the shares of that series, the conditions upon which the time or times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on shares of such series to the dividends payable on shares of any other class or classes or any other series of stock, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends on shares of such series shall be cumulative.

(c)	The redemption price or prices, if any, and the time or times at which the terms and conditions upon which shares of such series shall be redeemable.

(d)

The rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation and the preference to, or the relation to, such rights of shares of such series to the rights on any other class or classes or any other series of stock of the Corporation.

(e)	The voting rights, if any, of such series in addition to the voting rights prescribed by law, and the terms of exercise of such voting rights.

(f)

The rights, if any, of the holders of such shares of such series to convert such shares into, or to exchange such chares for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange.

(g)

The requirement of any sinking or purchase fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application.

(h)	Any other preferences and relative participating, optional or other special rights of shares of such series and qualifications, limitations or restrictions thereof.

ARTICLE VI

DIRECTORS AND OFFICERS

The affairs of this Corporation shall be managed by a Board of Directors of not less than five (5) nor more than fifteen (15), the exact number of Directors to be specified from time to time as set forth in the Bylaws of the Corporation.

The Directors shall elect such officers as they see fit or as may be provided for by the Bylaws of the Corporation.

As of the effective time of these Articles, the following persons will serve as Directors until the next Annual Meeting of the Stockholders:

D. J. Noble, Chair	Wendy L. Carlson	James M. Gerlach
Debra J. Richardson	Kevin R. Wingert	John M. Matovina

Directors and officers shall serve until their successors have been elected and qualified. The Board of Directors shall have the authority to fill all vacancies for the unexpired portion of a term.

ARTICLE VII

ANNUAL MEETINGS

The annual meeting of the shareholders, commencing with the year 2009, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday in May of each year at such place as the Board of Directors shall each year fix, or at such other place, time and date as the Board of Directors shall fix, which date shall be within the earlier of the first six months after the end of the Corporation’s fiscal year or fifteen (15) months after the shareholders’ last annual meeting.

ARTICLE VIII

PROXIES

No Proxy shall be valid for more than eleven (11) months unless a longer period is expressly provided in the appointment form. A Proxy may be revoked at any time by the stockholder who executed it.

Corporate shareholders may vote through a properly designated representative or through a properly executed proxy. All proxies must be filed with the Secretary at least one (1) day prior to an election or meeting at which they are to be used or such additional time as may be provided by the Bylaws.

ARTICLE IX

CORPORATE INSTRUMENTS

All instruments executed by the Corporation which are required to be acknowledged and which affect an interest in real estate, shall be executed by the Chairman of the Board or President or Executive Vice President or any Vice President attested by the Secretary or Assistant Secretary, and all other instruments executed by the Corporation, including any releases or mortgages or liens, may be executed by the Chairman of the Board or President or Executive Vice President or any Vice President, or the Secretary or the Treasurer or any Assistant Secretary or Assistant Treasurer. Notwithstanding any of the foregoing provisions, any written instrument may be executed by an officer or officers, agent or agents or other person or persons specifically designated by resolution of the Board of Directors of this Corporation.

ARTICLE X

STOCKHOLDERS’ LIABILITY

The private property of the shareholders of this Corporation shall be exempt from corporate liabilities, and this Article shall not be amended.

ARTICLE XI

BYLAWS

The Board of Directors, at any regular or special meeting, is authorized to adopt, alter, amend or repeal the Bylaws and to adopt new bylaws not inconsistent with the law or these Articles of Incorporation, by an affirmative vote of a majority of the membership of the Board as distinguished from a majority of a quorum.

The stockholders of the Corporation may at any regular or special meeting called for the purpose, repeal, alter, or amend any existing Bylaws made by the Board of Directors, or adopt such Bylaws as they deem appropriate by the affirmative vote of a majority of votes entitled to be cast by the holders of shares of each voting group represented at such meeting, in person or by proxy, if a quorum shall be present.

ARTICLE XII

AMENDMENTS

Subject to the approval of the Insurance Commissioner of the State of Iowa, these Articles, except this Article XII, may be amended at any Annual Meeting of the Shareholders or at any special meeting thereof called for that purpose, and such amendment shall be made by the affirmative vote of a majority of votes entitled to be cast by the holders of shares of each voting group represented at said meeting, in person or by proxy; provided, however, that a quorum is present at said meeting. At any meeting of the stockholders to consider and act upon any proposed amendment to the Articles of Incorporation, the stockholders may adopt any modification or revision thereof proposed at said meeting.

ARTICLE XIII

LIABILITY OF OFFICERS AND DIRECTORS

The Corporation shall:

(a)

Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)

Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or another enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)

Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

(e)

Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the manners provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

(f)

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

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ARTICLE XIV

PERPETUAL EXISTENCE

The existence of the Corporation shall be perpetual.

Dated this 11th day of August, 2008. The effective date and time of this document is August 11, 2008 at 1:00 p.m., Central Daylight Time.

D. J. Noble, Incorporator
5000 Westown Parkway
West Des Moines, Iowa 50266

STATE OF IOWA	) )ss:
COUNTY OF POLK	)

On this 11th day of August, 2008, before me, the undersigned, a Notary Public in and for said County and said State, personally appeared D. J.-Noble, to me known to be the identical person named in and who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

Notary Public in and for the State Of Iowa My commission expires: September 7, 2010

COMMISSION CERTIFICATE OF APPROVAL

Pursuant to the relevant provisions of the Iowa Code, the undersigned approve the Articles of Incorporation of Eagle Life Insurance Company (effective August 28, 2008).

SUSAN E. VOSS		THOMAS J. MILLER
Iowa Insurance Commissioner		Iowa Attorney General

By:	JAMES N. ARMSTRONG	By:	Scott Galenbeck
	Deputy Insurance Commissioner		Assistant Attorney General

Date:	8/28/08	Date:	8-28-08

Filed By:

Eagle Life Insurance Company

Attn: Marla Lacey

5000 Westown Pkwy

West Des Moines IA 50266